EXHIBIT 99.1

EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into this _____ day of ________, 200_, between THE CHEESECAKE FACTORY INCORPORATED, a Delaware corporation  (the “Company”) and ___________________(the “Executive”).

          WHEREAS, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company has approved and authorized the entry into this Agreement with the Executive; and

          WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship between the Executive and the Company; NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and intending to be legally bound hereby, the Company and the Executive hereby agree as follows:

1.

Employment.  The Executive is employed as ______________ of the Company.  In such capacity, the Executive shall have such duties and responsibilities to the Company and its subsidiaries as may be designated to the Executive by the Board from time to time and as are not inconsistent with the Executive’s position.  The Executive shall devote substantially all the Executive’s working time, attention and energies to the business and affairs of the Company and the Company’s subsidiaries.  The Executive shall report directly to the Chief Executive Officer of the Company.  While employed by the Company during the Term of this Agreement, the Executive shall not serve as the member of the board of directors of any other for-profit corporation or as the manager of any limited liability company.  Without the prior written approval of the Chief Executive Officer, the Executive shall not serve as the member of the board of directors or trustees of any non-profit or charitable organization.

2.

Term.  The “Term of this Agreement” shall mean the period commencing on the date hereof and ending on the second anniversary of the date hereof.  On such second anniversary, and on each subsequent annual anniversary date thereafter, the term of this Agreement shall be automatically extended for one additional year unless, not more than ninety (90) days prior to any such anniversary date, either the Company or the Executive shall give notice not to extend this Agreement.  “The Term of this Agreement” shall mean, for purposes of this Agreement, such initial two-year term and subsequent extensions, if any.

3.

Salary.  Subject to the further provisions of this Agreement, the Company shall pay the Executive during the Term of this Agreement a base salary at an annual rate during the Term equal to $_______, with such salary to be adjusted at such times, if any, and in such amounts as determined by the Compensation Committee (“Annual Salary”), provided, however, the Executive’s Annual Salary shall not be decreased without the Executive’s prior written consent unless the annual salaries of all other Executive Officers are proportionately decreased.  Any increase in salary shall not serve to limit or reduce any other benefit or obligation of the Company hereunder.  The Company shall pay such salary to the Executive, in equal installments, not less frequently than monthly in accordance with the Company’s standard payroll practices for employees who are officers of the Company.  The Executive’s participation in deferred compensation, discretionary and/or performance bonus, retirement, stock option and/or other employee benefit plans and in fringe benefits shall not reduce the Executive’s Annual Salary.

4.

Participation in Bonus, Retirement and Employee Benefit Plans.  While employed by the Company during the Term of this Agreement, the Executive shall be entitled to participate equitably with other Executive Officers in any plan of the Company relating to pension, profit sharing, life insurance, medical coverage, education, automobile allowance or leasing, or other retirement or employee benefits that the Company has adopted or may adopt for the benefit of its Executive Officers, to the extent eligible thereunder by virtue of the Executive’s position, tenure and salary.  The Compensation Committee shall determine the amount and timing of awards, if any, under the Company’s equity compensation and bonus plans.

5.

Health Insurance Premiums; Fringe Benefits.  While employed by the Company during the Term of this Agreement, the Company shall pay the Executive’s portion of any premium for medical care insurance with respect to the Executive and the Executive’s immediate family members under the Company’s employee medical insurance policies to the extant provided to other Executive Officers of the Company and based upon the most comprehensive medical insurance plan offered to the Company’s Executive Officers.  While employed by the Company during the Term of this Agreement, the Executive shall be eligible to participate in any  automobile leasing or car allowance program maintained by the Company for Executive Officers in accordance with the Company’s policies and procedures for the program.  In addition and while employed by the Company during the Term of this Agreement, the Executive shall be entitled to receive all other fringe benefits that are now or may be hereafter provided to the Company’s other Executive Officers.  The Company shall appropriately adjust such fringe benefits to the extent that the level or amount of any fringe benefit is based upon seniority, compensation levels, or geographic location.

6.

Vacations.  While employed by the Company during the Term of this Agreement, the Executive shall be entitled to an annual paid vacation in accordance with the Company’s general administrative policy for Executive Officers but in no event less than three weeks per year.

7.

Business Expenses.  While employed by the Company during the Term of this Agreement, the Executive shall be entitled to incur and be reimbursed for all reasonable business expenses.  The Company shall reimburse the Executive for all these expenses provided the Executive provides, from time to time, of an itemized account of such expenditures setting forth the date, the purposes for which incurred, and the amounts thereof, together with such receipts showing payments in conformity with the Company’s established policies and procedures.

8.

Indemnity.  To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, the Company shall indemnify and hold the Executive harmless from any cost, expense or liability arising out of or relating to any acts or decisions made by the Executive on behalf of or in the course of performing services for the Company to the same extent the Company indemnifies and holds harmless other Executive Officers and in accordance with the Company’s established policies.  The indemnification provided by this Section 8 shall not be deemed exclusive of any other rights to which the Executive may be entitled under the Company’s certificate of incorporation, any bylaw, agreement, contract, vote of the stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise.

9.	Certain Terms Defined. For purposes of this Agreement:

          (a)          “Affiliate” shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the person specified.

          (b)          “Base Salary” means, as of any date of termination of employment, the highest Annual Salary of the Executive in any of the last three fiscal years preceding such date of termination of employment.

          (c)          “Beneficial Owner” shall have the meaning given to such term in the Exchange Act and the rules and regulations thereunder.

          (d)          “Cause” means a termination of employment upon: (i) the failure by the Executive to perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness), after there has been delivered to the Executive a written demand for performance from the Company which demand specifically identifies the basis for the Company’s belief that the Executive has not substantially performed the Executive’s duties; (ii)  dishonesty, incompetence or gross negligence in the discharge of the Executive’s duties; (iii) theft, embezzlement, fraud, breach of confidentiality, or unauthorized disclosure or use of inside information, recipes, processes, customer or employee lists, trade secrets, or other Company proprietary information; (iv) willful material violation of any law, rule or regulation of any governing authority or of the Company’s policies and procedures, including, without limitation, the Company’s Code of Ethics and Code of Conduct applicable to the Executive; (v) material breach of any agreement with the Company; (vi) intentional conduct that is injurious to the reputation, business or assets of the Company; or (vii) solicitation of the Company’s agents or staff members to work for any other business entity.

          (e)          A “Change of Control” occurs if:

                        (i)          any Person (other than the Executive) or that Person’s Affiliate is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 33 1/3% of more of the combined voting power of the Company’s then outstanding voting securities (“Voting Securities”); or

                         (ii)          the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than:

                                        (1)          a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                                        (2)          a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding Voting Securities; or

                                        (3)          a merger or consolidation that would result in the directors of the Company (who were directors immediately prior thereto) continuing to constitute at least 50% of all directors of the surviving entity after such merger or consolidation.

          In this subparagraph (ii), “surviving entity” shall mean only an entity in which all the Company’s stockholders immediately before such merger or consolidation (determined without taking into account any stockholders properly exercising appraisal or similar rights) become stockholders by the terms of such merger or consolidation, and the phrase “directors of the Company (who were directors immediately prior thereto)” shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation.

                         (iii)         the stockholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company’s assets; or

                         (iv)         during any period of 24 consecutive months, individuals, who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors, or whose nomination for election by the Company’s stockholders, was approved by a vote of at least one-half (1/2) of the directors then in office (other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board of Directors.

          (f)          “Code” means the Internal Revenue Code of 1986, as amended.

          (g)          “Constructive Termination” means the occurrence of one or more of the following events without the Executive’s written consent: (i), a relocation of the Executive’s principal business office to a location which is in excess of a forty-five (45) mile-radius from the Executive’s principal business office as of the date of this Agreement; or (ii) the significant reduction of the Executive’s title, duties or responsibilities relative to the Executive’s title, duties or responsibilities in effect immediately prior to such reduction; or (iii) a decrease in the Executive’s Annual Salary or a decrease and/or discontinuation of any benefit plan or program, or level of participation in any such plan or program, from that which the Executive is currently participating in, which decrease or discontinuation does not apply to all Executive Officers, or a failure to include the Executive in any new benefit plan or program offered to other Executive Officers.

          (h)          “Date of Termination” means the date of actual receipt of a Notice of Termination given under Section 17 below or any later date specified therein (but not more than fifteen (15) days after the giving of the Notice of Termination), as the case may be; provided that (i) if the Executive’s employment is terminated by the Company for any reason other than because of the Executive’s death or as a result of the Executive becoming Permanently Disabled, the Date of Termination is the date on which the Company gives notice to the Executive of such termination or the Executive gives notice to the Company that a Constructive Termination has occurred; (ii) if the Executive’s employment is terminated due to Permanent Disability, the Date of Termination is the date of actual receipt of a Notice of Termination; and (iii) if the Executive’s employment is terminated due to the Executive’s death, the Date of Termination shall be the date of death.  The Company’s receipt of a notification by Executive of a Constructive Termination shall not be deemed to constitute the Company’s acknowledgement, agreement or admission that a Constructive Termination has occurred.

          (i)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (j)          “Executive Officer” means a person who is the Company’s President and Chief Operating Officer – Restaurant Division or an Executive Vice President.

          (k)          “Notice of Termination” means a written notice that (i) indicates the specific termination provision in this Agreement relied upon; (ii), sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated; and (iii) specifies the Date of Termination.

          (l)          “Person” is given the meaning as such term is used in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that unless this Agreement provides to the contrary, the term shall not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (m)          “Permanent Disability” shall mean a physical or mental condition that occurs and persists and which, in the written opinion of a licensed physician selected by the Board in good faith, has rendered the Executive unable to perform the Executive’s duties hereunder for a period of ninety (90) consecutive days or more, or a period of ninety (90) non-consecutive days in any one year period, and, in the written opinion of such physician, the condition will continue for an indefinite period of not less than an additional ninety (90) day period, rendering the Executive unable to return to the Executive’s duties on a full time basis.

10.	Termination of Agreement.

          (a)          Death or Disability.  This Agreement shall terminate automatically upon the Executive’s death or upon receipt of a Notice of Termination in the event that Executive is Permanently Disabled.

          (b)          Cause.  The Company may terminate this Agreement at any time concurrently with or after a termination of Executive’s employment for Cause.

          (c)          Constructive Termination.  The Executive may terminate this Agreement at any time within sixty (60) days after the occurrence of a Constructive Termination.

          (d)           Notice of Termination.  Any termination of the Executive’s employment by the Company for Cause or without Cause, or by the Executive following a Constructive Termination, shall be communicated by Notice of Termination to the other party, given in accordance with Section 17.  A Notice of Termination by the Company shall be signed by the Company’s Chief Executive Officer.  Any termination due to Permanent Disability shall be by written notice given in accordance with Section 17.

11.	Certain Benefits Upon Termination.

          (a)          If (i) during the Term of this Agreement, the Company terminates the Executive’s employment for any reason other than for Cause (including by reason of death or Permanent Disability) or (ii) within 18 months after a Change of Control that occurs during the Term of this Agreement, the Company terminates the Executive’s employment (whether or not the Term of this Agreement has ended without renewal) for any reason other than for Cause, or (iii) the Executive terminates this Agreement at any time within sixty (60) days of the occurrence of a Constructive Termination, then the following shall apply: (I) the Company shall pay the Executive a “Severance Payment” in cash equal to one (1) times the Executive’s Base Salary (one-half (1/2) the Executive’s Base Salary if termination is by reason of death); (II) the Company shall pay or provide to the Executive all other benefits, as specified in subsection 11(b) below; (III) all installments of options to purchase shares of the Company’s Common Stock that are scheduled to become exercisable within twenty-four (24) months of the Date of Termination shall become exercisable and vest as of the Date of Termination subject to expiration or termination as set forth in the applicable stock option plan or agreement; and (IV) the Company shall pay the Executive a performance achievement bonus under the Company’s Annual Performance Incentive Plan that is proportionately adjusted to take into account the period of actual service the Executive during the Company’s fiscal year in which the Executive’s employment is terminated, provided that the Compensation Committee certifies in writing that the performance incentive target for that fiscal year has been achieved and such payment is not inconsistent with Section 162(m) of the Code and the regulations thereunder.

          (b)          If subsection 11(a) above applies, then the Company shall provide the following additional benefits to Executive: (i) for an 12 month period after the Date of Termination (the “Continuation Period”), the Company shall at its expense continue on behalf of the Executive and the Executive’s dependents and beneficiaries, medical, dental and hospitalization benefits (or such comparable alternative benefits determined by the Company, in its discretion) that (I) were provided to Executive at any time during the 90-day period prior to the Date of Termination, or (II) if termination is within 18 months of a Change of Control, were provided to Executive prior to such Change of Control (provided the level of such benefits shall in no event be lower than the Executive’s level of benefits on the Date of Termination).  The Company’s obligation hereunder with respect to benefits under Section 11(b) shall be limited to the extent that the Executive obtains any such benefits pursuant to the Executive’s subsequent employer’s benefit plans, if any, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive under Section 11(b) so long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder. Section 11(b) shall not be interpreted so as to limit any benefits to which the Executive, the Executive’s dependents or beneficiaries may be entitled under any of the Company’s other employee benefit plans, programs or practices following a termination of employment, including without limitation, retiree medical and life insurance benefits.

          (c)          In the event that the Executive’s employment is terminated for any reason, the Company shall pay to the Executive:  (i) all accrued but unpaid salary and amounts due to the Executive as of the Date of Termination, and (ii) all accrued but unpaid or unused vacation, sick pay or expense reimbursement benefit, up to the Date of Termination.

          (d)          In the event that the Executive’s employment terminates by reason of the Executive’s death, the applicable Severance Payment and other benefits provided in this Section 11 shall be paid to the Executive’s estate or as the Executive’s executor shall direct.

          (e)          In the event that the Executive’s employment is terminated other than by reason of death or because the Executive has become “disabled” as defined in Section 409A(a)(2)(C) of the Code, the Company shall make all cash payments to which the Executive is entitled pursuant to Section 11(a)(I) within five (5) days following the date that is six (6) months after the Date of Termination of the Executive’s employment.  In the event that the Executive’s employment is terminated by reason of the Executive’s death or because the Executive has become disabled as defined in Section 409A(a)(2)(C) of the Code, the Company shall make all cash payments to which the Executive is entitled pursuant to Section 11(a)(I) within thirty (30) days following the Date of Termination, provided that the Company may defer payment in the case of the Executive’s death until the Executive’s executor or personal representative has been appointed and qualified pursuant to the laws in effect in the Executive’s jurisdiction of residence at the time of the Executive’s death.  Notwithstanding the foregoing, the Company may pay such cash payments over a one year period, on a bi-weekly basis commencing when such payments shall first become payable.  The timing of the payment of any performance achievement bonus to which the Executive is entitled pursuant to Section 11(a)(IV) shall be determined as set forth in the Company’s Annual Performance Incentive Plan.

          (f)          In the event the Executive is entitled hereunder to any payments or benefits set forth in this Section 11, the Executive shall have no obligation or duty to mitigate.

          (g)          The provisions for Severance Payment and other benefits contained in this Section 11 may be triggered only once during the term of this Agreement, so that, for example, should the Executive be terminated because of a Permanent Disability, and should there be a Change of Control and Constructive Termination thereafter, then the Executive would be entitled to be paid under this Section 11 only once. In addition, the Executive shall not be entitled to receive severance benefits of any kind from any wholly owned subsidiary or other affiliated entity of the Company if, in connection with the same event or series of events, the Severance Payment and other benefits provided for in this Section 11 previously have been paid.

          (h)

                        (i)          In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Code), to the Executive or for his or her benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his or her employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a “Payment” or “Payments”), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive will be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive’s failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                        (ii)         An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company’s expense by an accounting firm selected by the Company and reasonably acceptable to the Executive which is designated as one of the four largest accounting firms in the United States (the “Accounting Firm”).  The Accounting Firm shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation to the Company and the Executive within five days of the Termination Date if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments.  Within ten days of the delivery of the Determination to the Executive, the Executive shall have the rights to dispute the Determination (the “Dispute”).  The Gross-Up Payment, if any, as determined pursuant to this Section 14(h) shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm’s determination.  The existence of the Dispute shall not in any way affect the Executive’s right to receive the Gross-Up Payment in accordance with the Determination.  Upon the final resolution of a Dispute, the Company shall promptly pay to the Executive any additional amount required by such resolution.  If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive.

          (i)          In the event that the Executive’s employment is terminated for any reason, the Company shall reimburse the Executive promptly for all business expenses incurred prior to the Date of Termination upon the presentation by the Executive of an itemized account of such expenditures, setting forth the date, the purposes for which incurred and the amounts thereof, together with such receipts showing payments in conformity with the Company’s established policies.

          (j)          The rights of the Executive under this Section 11 shall not be exclusive of any other rights to which the Executive may be entitled under any bonus, retirement or employee benefit plan of the Company.

12.	Assignment.

          (a)          This Agreement is personal to each of the parties hereto.  No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto, except that this Agreement shall be binding upon and inure to the benefit of any successor entity to the Company.

          (b)          The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  No such assumption shall release the Company of its obligations hereunder. As used in this Agreement, “Company” shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes this Agreement by operation of law, or otherwise.

          (c)          This Agreement shall inure to the benefit of and be enforceable by the Executive and her personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

13.     Confidential Information.  During the Term of this Agreement and thereafter, the Executive shall not, except as may be required to perform the Executive’s duties hereunder or as required by applicable law, disclose to others for use, whether directly or indirectly, any Confidential Information regarding the Company.  “Confidential Information” shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not available to the general public and that was learned by the Executive in the course of the Executive’s employment by the Company, including (without limitation) any data, formulae, information, proprietary knowledge, trade secrets and client and customer lists and all papers, resumes, records and the documents containing such Confidential Information.  The Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage.  Upon the termination of the Executive’s employment, the Executive will promptly deliver to the Company all documents (and all copies thereof) containing any Confidential Information.

14.     Non-competition.  The Executive agrees that during the Term of this Agreement, the Executive will not, directly or indirectly, without the prior written consent of the Company, provide consultative service with or without pay, own, manage, operate, join, control, participate in, or be connected as a stockholder, partner, or otherwise with any business, individual, partner, firm, corporation, or other entity which is then in competition with the Company or any present Affiliate of the Company; provided, however, that the “beneficial ownership” by the Executive, either individually or as a member of a “group,” as such terms are used in Rule 13d of the Exchange Act, of not more than 1% of the voting stock of any publicly held corporation shall not be a violation of this Agreement.  It is further expressly agreed that the Company will or would suffer irreparable injury if the Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and the

Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Executive from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

15.     Right to Company Materials.  The Executive agrees that all styles, designs, recipes, lists, materials, books, files, reports, correspondence, records, and other documents (“Company Material”) used, prepared, or made available to the Executive, shall be and shall remain the property of the Company.  Upon the termination of the Executive’s employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and Executive shall not make or retain any copies thereof.

16.     Anti-solicitation.  The Executive promises and agrees that during the Term of this Agreement, and for a period of 24 months thereafter, he will not influence or attempt to influence employees, customers, franchisees, landlords, or suppliers of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company.

17.     Notice.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:

Company:	The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas Hills, California 91301
Attention: Chief Executive Officer
with a copy to:	Same address as above
Attn: General Counsel

Executive:	The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas Hills, California 91301
Attn: ___________________

18.     Amendments or Additions.  No amendment or additions to this Agreement shall be binding unless in writing and signed by both parties hereto.

19.     Section Headings.  The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

20.     Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

21.     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together will constitute one and the same instrument.

22.     Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before one arbitrator in Los Angeles, California, in accordance with the rules of the JAMS Employment Arbitration Rules and Procedures then in effect. The Company shall pay the fees and costs of arbitration to the extent required under California law.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.  Notwithstanding the foregoing:

          (a)          Procedures.  The arbitrator shall allow such discovery as the arbitrator determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator.  The arbitrator shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision.

          (b)          Authority.  The arbitrator shall have authority to award relief under legal or equitable principles, including interim or preliminary relief.  Attorneys’ fees may be awarded to the prevailing party.

          (c)          Entry of Judgment.  Judgment upon the award rendered by the arbitrator may be entered in any court having in person and subject matter jurisdiction.  Company and Grantee hereby submit to the in person jurisdiction of the Federal and State courts in Los Angeles, California, for the purpose of confirming any such award and entering judgment thereon.

23.     Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board or the Compensation Committee.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.  All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.  In the event that the Company shall not pay when due any amounts required to be paid to the Executive, such unpaid amounts shall accrue interest from the due date at the lesser of the prime commercial lending rate announced by Bank of America N.A. in effect from time to time during the period of nonpayment or the maximum rate allowed by law.

24.     American Jobs Creation Act of 2004.  Notwithstanding the foregoing, it is the intent of the parties that no payments shall be includible in the Executive’s gross income for a taxable year prior to the year in which such payment is received.  In the event that either party determines that any item payable to the Executive would be, or is reasonably likely to be, so includible pursuant to the Code or regulations promulgated thereunder, such party shall notify the other of such determination and provide in reasonable detail the basis for such determination.  If such notice specifies proposed amendment(s) to this Agreement, the parties shall negotiate in good faith the terms and conditions of an amendment to this Agreement.  Provided, however, nothing in this Section 24 shall be construed or interpreted to require the Company to increase any amounts payable to the Executive pursuant to this Agreement or to consent to any amendment that would materially and adversely change the Company’s financial, accounting or tax treatment of payments to the Executive under this Agreement.

25.     Survival. The provisions of this Agreement that may be reasonably interpreted as surviving expiration or termination of this Agreement, including Sections 8, 11, 14 and 22 shall continue in effect after expiration or termination of this Agreement. No termination of this Agreement by either party shall result in a termination of any vested stock options, except in accordance with the terms and conditions of the applicable stock option agreement.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the date first indicated above.

COMPANY:
THE CHEESECAKE FACTORY, INCORPORATED,
a Delaware corporation

By:

David Overton, President and Chief Executive Officer

EXECUTIVE:

By:

Name:	__________________________________________

Title:	__________________________________________